Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Third Quarter of 2019

Financial and Operating Results

- Invested $277 Million in Acquisitions and Revenue Producing Capital Expenditures -

- Issued $300 Million of 3.20% Senior Unsecured Notes Due 2027 and

$500 million of 3.40% Senior Unsecured Notes Due 2030 -

- Generated Net Income of $0.87 per Share, FFO of $1.06 per Share, AFFO of $1.27 per Share and AFFO Excluding Termination Fee Income of $0.87 per Share -

- Settled 9.6 Million Shares for Gross Proceeds of $395.5 Million -

Dallas, TX— November 5, 2019 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the third quarter ended September 30, 2019.

THIRD QUARTER 2019 HIGHLIGHTS

•	Invested $276.5 million, including $270.6 million for the acquisition of 69 properties, with an initial weighted average cash yield of 6.84% and an economic yield of 7.61%.
•	Issued $300.0 million of Spirit Realty, L.P.’s 3.20% Senior Unsecured Notes due 2027 and $500.0 million of Spirit Realty, L.P.’s 3.40% Senior Unsecured Notes due 2030.
•

Generated net income from continuing operations of $0.87 vs $0.32 per diluted share, FFO of $1.06 vs $0.80 per share and AFFO of $1.27 vs $0.85 per share, compared to the same quarter in 2018. AFFO excluding the termination fee income received from SMTA related to SMTA’s termination of the Asset Management Agreement, net of the income tax expense impact, was $0.87 per share for the third quarter of 2019.

•

Settled 9.6 million shares of common stock, generating gross proceeds of $395.5 million and net proceeds of $375.7 million, which settled the remaining forward contracts entered into in connection with the underwritten public offering of common stock completed in the second quarter of 2019.

•	Received an upgraded credit rating from BBB- to BBB/stable from Fitch Ratings.
•	Received $265 million in aggregate proceeds from transactions associated with SMTA’s sale of Master Trust 2014.
•	Had corporate liquidity of $1.16 billion as of September 30, 2019, comprised of availability under the unsecured revolving credit facility and cash and cash equivalents.

CEO COMMENTS

“We set three key objectives for 2019: assist the SMTA trustees with their accelerated strategic process, improve our predictive analytics to deliver high quality operations and successfully execute our capital allocation plan. I am very pleased with all the team has accomplished, and we are now a 100% simplified triple net-lease REIT. This quarter, we received $265 million in aggregate proceeds from SMTA, our operations continue to yield strong results and our acquisition pipeline continues to build. We also returned to the capital markets, issuing $800 million in unsecured bonds at an average coupon rate of 3.3%, further simplifying our balance sheet and lowering our long-term cost of capital. With the acceleration of our acquisition pipeline in the fourth quarter, we are upwardly revising our full year earnings and acquisition guidance and looking forward to a strong finish in 2019,” stated Jackson Hsieh, President and Chief Executive Officer.

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FINANCIAL RESULTS

Total revenues from continuing operations for the three months ended September 30, 2019 were $166.9 million, compared to $109.6 million for the same period in 2018. Total revenues from continuing operations for the nine months ended September 30, 2019 were $395.3 million, compared to $315.6 million for the same period in 2018.

Net income attributable to common stockholders for the three months ended September 30, 2019 was $78.7 million, or $0.87 per diluted share, compared to $27.5 million, or $0.32 per diluted share, for the same period in 2018. Net income attributable to common stockholders for the nine months ended September 30, 2019 was $162.8 million, or $1.85 per diluted share, compared to $70.2 million, or $0.80 per diluted share, for the same period in 2018.

FFO for the three months ended September 30, 2019 was $96.1 million, or $1.06 per diluted share, compared to $68.5 million, or $0.80 per diluted share, for the same period in 2018. FFO for the nine months ended September 30, 2019 was $231.5 million, or $2.63 per diluted share, compared to $242.9 million, or $2.80 per diluted share, for the same period in 2018.

AFFO for the three months ended September 30, 2019 was $115.4 million, or $1.27 per diluted share, compared to $73.0 million, or $0.85 per diluted share, for the same period in 2018. AFFO for the nine months ended September 30, 2019 was $265.1 million, or $3.01 per diluted share, compared to $255.4 million, or $2.94 per diluted share, for the same period in 2018. AFFO excluding the termination fee income from SMTA, net of the income tax expense impact, received from SMTA in connection with its termination of the Asset Management Agreement was $0.87 and $2.59 for the three and nine months ended September 30, 2019, respectively.

PORTFOLIO HIGHLIGHTS

During the three months ended September 30, 2019, Spirit invested $270.6 million in the acquisition of 69 properties through seven transactions, with an initial weighted-average cash yield of approximately 6.82%, an economic yield of 7.61% and a weighted average lease term of 13.7 years. Additionally, the Company invested $5.9 million in revenue producing capital expenditures related to four existing properties.

During the three months ended September 30, 2019, Spirit disposed of nine properties for $68.1 million in gross proceeds, including the sale of eight income producing properties for $67.7 million, with a weighted average capitalization rate of 6.05%.

During the nine months ended September 30, 2019, Spirit invested $717.7 million in the acquisition of 195 properties through 22 transactions, with an initial weighted-average cash yield of approximately 6.87%, an economic yield of 7.84% and a weighted average lease term of 15.3 years. Additionally, the Company invested $30.2 million in revenue producing capital expenditures related to 17 existing properties.

During the nine months ended September 30, 2019, Spirit disposed of 34 properties for $245.2 million in gross proceeds, including the sale of 20 income producing properties for $202.6 million, with a weighted average capitalization rate of 6.88%. One of the disposed properties was transferred to the CMBS lender, resulting in the resolution of $10.4 million in secured debt.

At September 30, 2019, Spirit's diversified real estate portfolio was occupied at 99.6% and was comprised of 1,623 owned properties, of which six were vacant, and 43 properties securing mortgage loans.

DIVIDEND

The Board of Directors declared a quarterly cash dividend of $0.625 per share of common stock, representing an annualized rate of $2.50 per share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on October 15, 2019 to stockholders of record as of September 30, 2019 and the preferred dividend was paid on September 30, 2019 to stockholders of record as of September 13, 2019.

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BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•

Generated gross proceeds of $562.9 million through issuance of 13.8 million shares of common stock during the nine months ended September 30, 2019, comprised of $471.5 million for the issuance of 11.5 million shares to fully settle forward contracts related to the underwritten public offering and $91.4 million for the issuance of 2.3 million shares under the ATM Program.

•

On September 16, 2019, Spirit Realty, L.P. issued $300 million of 3.20% Senior Unsecured Notes due 2027 and $500 million of 3.40% Senior Unsecured Notes due 2030, both of which are unconditionally guaranteed by Spirit Realty Capital, Inc. Proceeds were used to repay and terminate the A-1 Term Loans and A-2 Term Loans, which bore interest at LIBOR plus an applicable margin of 1.00% per annum.

•	On September 20, 2019, Spirit received approximately $265.0 million in aggregate proceeds from transactions associated with SMTA’s sale of Master Trust 2014 comprised of:
-	$153.3 million for the repurchase of 10.0% Series A SMTA Preferred Stock, including accrued dividends,
-	$48.2 million in termination fees for the termination of the Asset Management Agreement,
-	$34.4 million for the redemption of Master Trust 2014 notes held by Spirit, including an early repayment premium, and
-	$29.1 million for the sale of Pilot Travel Centers, less repayment of the related party loans payable.
•	On July 26, 2019, Spirit received an upgraded credit rating from BBB- to BBB/stable from Fitch Ratings.
•	As of September 30, 2019, Adjusted Debt to Annualized Adjusted EBITDAre was 4.0x.
•	As of November 1, 2019, Spirit had approximately $301.2 million in cash and cash equivalents and $800.0 million of available borrowing capacity under its unsecured credit facility.
•	As of November 1, 2019, Spirit had an outstanding share count of 99,730,000.

2019 GUIDANCE

The Company is revising its full-year guidance for 2019 to:

•	AFFO of $3.31 to $3.34 per share(1),
•	Capital deployment of $1.10 billion to $1.30 billion (comprising acquisitions, revenue producing capital expenditures and development deals),
•	Asset dispositions of $225.0 million to $275.0 million (excluding proceeds from the disposition of Pilot Travel Centers related to the Master Trust 2014 transaction), and
•	Adjusted Debt to Adjusted EBITDAre of 4.8x to 5.2x.
(1)	Excludes impact of the termination fee income received from SMTA, net of the income tax expense impact, received in conjunction with the termination of the Asset Management Agreement.

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

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EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's third quarter 2019 earnings conference call is scheduled for Tuesday, November 5, 2019 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.

(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through November 19, 2019 with access code 13695589.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2019, our diversified portfolio was comprised of 1,623 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of 30.3 million square feet, are leased to 260 tenants across 48 states and 31 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

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SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$109,511	$100,827	$320,084	$300,570
Interest income on loans receivable	843	1,121	2,749	2,410
Earned income from direct financing leases	267	465	971	1,395
Related party fee income	54,795	6,750	68,971	8,969
Other income	1,531	481	2,510	2,298
Total revenues	166,947	109,644	395,285	315,642
Expenses:
General and administrative	12,727	11,033	39,741	39,843
Termination of interest rate swaps	12,461	—	12,461	—
Property costs (including reimbursable)	4,407	5,172	13,968	15,529
Deal pursuit costs	330	26	574	143
Interest	24,675	24,784	76,462	71,385
Depreciation and amortization	43,907	40,379	126,598	121,015
Impairments	5,932	1,279	13,231	6,254
Total expenses	104,439	82,673	283,035	254,169
Other income:
(Loss) gain on debt extinguishment	(5,580)	—	(11,473)	27,092
Gain on disposition of assets	32,254	436	70,760	827
Preferred dividend income from SMTA	3,302	3,750	10,802	5,000
Total other income	29,976	4,186	70,089	32,919
Income from continuing operations before income tax expense	92,484	31,157	182,339	94,392
Income tax expense	(11,190)	(135)	(11,730)	(475)
Income from continuing operations	81,294	31,022	170,609	93,917
Loss from discontinued operations	—	(966)	—	(15,979)
Net income	$81,294	$30,056	$170,609	$77,938
Dividends paid to preferred shareholders	(2,587)	(2,588)	(7,763)	(7,764)
Net income attributable to common stockholders	$78,707	$27,468	$162,846	$70,174

Net income per share attributable to common stockholders - basic:
Continuing operations	$0.87	$0.33	$1.85	$0.98
Discontinued operations	—	(0.01)	—	(0.18)
Net income per share attributable to common stockholders - basic	$0.87	$0.32	$1.85	$0.80

Net income per share attributable to common stockholders - diluted:
Continuing operations	$0.87	$0.33	$1.85	$0.98
Discontinued operations	—	(0.01)	—	(0.18)
Net income per share attributable to common stockholders - diluted	$0.87	$0.32	$1.85	$0.80

Weighted average shares of common stock outstanding:
Basic	90,040,353	85,336,193	87,529,786	86,632,552
Diluted	90,396,797	85,578,507	87,784,477	86,788,140

(1) Included in rental income is $0.3 million of bad debt expense for the nine months ended September 30, 2019. There was no bad debt expense included in continuing operations for the three months ended September 30, 2019 or the three and nine months ended September 30, 2018.

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SPIRIT REALTY CAPITAL, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Investments:
Real estate investments:
Land and improvements	$1,749,570	$1,632,664
Buildings and improvements	3,531,945	3,125,053
Total real estate investments	5,281,515	4,757,717
Less: accumulated depreciation	(689,346)	(621,456)
	4,592,169	4,136,261
Loans receivable, net	36,570	47,044
Intangible lease assets, net	311,597	294,463
Real estate assets under direct financing leases, net	14,478	20,289
Real estate assets held for sale, net	5,518	18,203
Net investments	4,960,332	4,516,260
Cash and cash equivalents	358,440	14,493
Deferred costs and other assets, net	119,212	156,428
Investment in Master Trust 2014	—	33,535
Preferred equity investment in SMTA	—	150,000
Goodwill	225,600	225,600
Total assets	$5,663,584	$5,096,316

Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities	$—	$146,300
Term loans, net	—	419,560
Senior Unsecured Notes, net	1,483,491	295,767
Mortgages and notes payable, net	259,113	463,196
Convertible Notes, net	334,904	729,814
Total debt, net	2,077,508	2,054,637
Intangible lease liabilities, net	116,515	120,162
Accounts payable, accrued expenses and other liabilities	136,781	119,768
Total liabilities	2,330,804	2,294,567
Commitments and contingencies (see Note 6)

Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both September 30, 2019 and December 31, 2018	166,177	166,177
Common stock, $0.05 par value, 175,000,000 shares authorized: 99,730,073 and 85,787,355 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	4,987	4,289
Capital in excess of common stock par value	5,544,170	4,995,697
Accumulated deficit	(2,370,392)	(2,357,255)
Accumulated other comprehensive loss	(12,162)	(7,159)
Total stockholders’ equity	3,332,780	2,801,749
Total liabilities and stockholders’ equity	$5,663,584	$5,096,316

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$78,707	$27,468	$162,846	$70,174
Add / (less):
Portfolio depreciation and amortization	43,764	40,237	126,171	156,051
Portfolio impairments	5,932	1,279	13,231	17,197
Gain on disposition of assets	(32,254)	(436)	(70,760)	(553)
FFO attributable to common stockholders	$96,149	$68,548	$231,488	$242,869
Add / (less):
Loss (gain) on debt extinguishment	5,580	—	11,473	(26,729)
Deal pursuit costs	330	26	574	482
Transaction costs	—	966	—	20,931
Non-cash interest expense	2,685	4,526	11,116	18,330
Accrued interest and fees on defaulted loans	—	286	285	1,137
Straight-line rent, net of related bad debt expense	(4,770)	(3,582)	(12,162)	(12,226)
Other amortization and non-cash charges	(574)	(892)	(1,169)	(1,586)
Non-cash compensation expense	3,534	3,084	10,995	12,189
Termination of interest rate swaps	12,461	—	12,461	—
AFFO attributable to common stockholders	$115,395	$72,962	$265,061	$255,397

Dividends declared to common stockholders	$62,322	$53,546	$172,894	$209,270
Dividends declared as a percent of AFFO	54%	73%	65%	82%
Net income per share of common stock
Basic (1)	$0.87	$0.32	$1.85	$0.80
Diluted (1)	$0.87	$0.32	$1.85	$0.80
FFO per share of common stock
Diluted (1)	$1.06	$0.80	$2.63	$2.80
AFFO per share of common stock
Diluted (1)	$1.27	$0.85	$3.01	$2.94
AFFO per share of common stock, excluding AM termination fee income, net of tax (2)	$0.87	$0.85	$2.59	$2.94

Weighted average shares of common stock outstanding:
Basic	90,040,353	85,336,193	87,529,786	86,632,552
Diluted	90,396,797	85,578,507	87,784,477	86,788,140

(1) For the three months ended September 30, 2019, undistributed earnings allocated to unvested restricted stockholders of $0.3 million and $0.4 million are deducted from FFO and AFFO, respectively, attributable to common stockholders in the computation of per share amounts. For the nine months ended September 30, 2019, undistributed earnings allocated to unvested restricted stockholders of $1.0 million and $1.1 million are deducted from FFO and AFFO, respectively, attributable to common stockholders in the computation of per share amounts. For the three months ended September 30, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.3 million are deducted from both FFO and AFFO attributable to common stockholders in the computation of per share amounts. For the nine months ended September 30, 2018, undistributed earnings allocated to unvested restricted stockholders of $1.1 million are deducted from both FFO and AFFO attributable to common stockholders in the computation of per share amounts.

(2) AFFO attributable to common stockholders for the three and nine months ended September 30, 2019, excluding $48.2 million of termination fee income, net of $11.2 million in income tax expense. The termination fee was received in conjunction with SMTA’s sale of Master Trust 2014 in September 2019 and termination of the Asset Management Agreement on September 20, 2019. On September 20, 2019, the Company entered into the Interim Management Agreement with SMTA. AFFO attributable to common stockholders has not been adjusted to exclude the following:

-	asset management fees of $4.4 million and $14.4 million earned during the three and nine months ended September 30, 2019, respectively;
-	property management and servicing fees of $1.7 million and $5.5 million earned during the three and nine months ended September 30, 2019, respectively;
-	preferred dividend income from SMTA of $3.3 million and $10.8 million earned during the three and nine months ended September 30, 2019, respectively;
-

interest income on related party notes receivable of $0.3 million and $1.1 million earned during the three and nine months ended September 30, 2019, respectively, and an early repayment premium of $0.9 million earned during the three and nine months ended September 30, 2019; and

-	interest expense on related party loans payable of $58 thousand and $0.2 million incurred during the three and nine months ended September 30, 2019, respectively.

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